UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 26, 2013

(Date of earliest event reported)

RTI International Metals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction

of Incorporation)

001-14437	52-2115953
(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor 1550 Coraopolis Heights Road Pittsburgh, Pennsylvania	15108-2973
(Address of Principal Executive Offices)	(Zip Code)

(412) 893-0026

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of Shareholders of RTI International Metals, Inc. (the “Company”) was held on April 26, 2013. The following proposals were submitted by the Board of Directors to a vote of shareholders and the final results of the voting on each proposal are noted below.

Proposal No. 1 — Election of Directors

The following ten (10) directors were nominated to serve for one-year terms expiring at the annual meeting of shareholders to be held in 2014, or when their successors are otherwise duly elected and qualified. The ten (10) directors, as indicated below, were elected as directors of the Company.

Nominee	For	Withheld	Broker Non-Votes
Daniel I. Booker	27,236,096	532,437	1,342,992
Ronald L. Gallatin	27,427,123	341,410	1,342,992
Robert M. Hernandez	27,420,884	347,649	1,342,992
Dawne S. Hickton	27,509,138	259,395	1,342,992
Edith E. Holiday	25,093,709	2,674,824	1,342,992
Jerry Howard	27,643,576	124,957	1,342,992
Rokus L. van Iperen	27,643,718	124,815	1,342,992
Mario Longhi	27,641,354	127,179	1,342,992
Bryan T. Moss	27,354,927	413,606	1,342,992
James A. Williams	27,643,332	125,201	1,342,992

Proposal No. 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The shareholders were asked to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The appointment was ratified by the requisite vote of a majority of the votes cast, as indicated below.

For	Against	Abstain	Broker Non-Votes
28,914,466	190,779	6,280	—

Proposal No. 3 — Advisory Vote on Compensation of Named Executive Officers

The shareholders approved, by a majority of the votes cast on an advisory non-binding basis, the 2012 compensation of the named executive officers as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Shareholders. The result of the advisory vote is set forth below:

For	Against	Abstain	Broker Non-Votes
26,918,630	819,825	30,078	1,342,992

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI INTERNATIONAL METALS, INC.

Date: May 1, 2013	By:	/s/ CHAD WHALEN
	Name:	Chad Whalen
	Title:	General Counsel & Senior Vice President